FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE REPORTS RECORD FIRST QUARTER RESULTS

•	Total Retail Unit Sales Increase 18.1%

•	Revenues Increase 17.9% to $3.2 Billion

•	Same-store Retail Revenue Increases 7.5%

•	Income from Continuing Operations Increases 37.3% to $50.0 Million

•	EPS from Continuing Operations Increases 41.0% to $0.55

BLOOMFIELD HILLS, MI, April 25, 2012 – Penske Automotive Group, Inc. (NYSE:PAG), an international automotive retailer, announced today the most profitable first quarter in Company history. First quarter 2012 income from continuing operations attributable to common shareholders increased 37.3% to $50.0 million and related earnings per share increased 41.0% to $0.55 per share. This compares to income from continuing operations attributable to common shareholders of $36.4 million, or $0.39 per share in the same period last year.

First quarter revenue increased by 17.9% to $3.2 billion, driven by an improvement in total retail unit sales of 18.1% and growth in the Company’s used-to-new ratio to .89 to 1 from .78 to 1 in the same period last year. Same-store new and used retail unit sales increased 9.5% and total same-store retail revenue increased 7.5% with each area of the business generating growth.

Total gross profit improved 15.3% to $506.6 million. The Company’s selling, general and administrative expenses as a percentage of gross profit leveraged 220 basis points in the first quarter to 78.7% contributing to a 31.3% improvement in operating income to $94.6 million. Operating income as a percent of revenue was 2.9%, representing an improvement of 30 basis points.

Highlights of the First Quarter

•	Total retail unit sales increased 18.1% to 81,472

•	+12.3% in the United States; +30.7% Internationally

•	New unit retail sales +11.5%

•	Used unit retail sales +26.6%

•	Same-store retail revenue increased 7.5%

•	New +5.1%; Used +14.0%; Finance & Insurance +14.2%; Service and Parts +0.7%

•	+8.5% in the United States; +5.9% Internationally

•	Average Gross Profit Per Unit

•	New $3,064; Gross Margin 8.4%, up 50 basis points

•	Used $2,043; Gross Margin 8.1%, down 10 basis points

•	Finance & Insurance $981

Chairman Roger Penske said, “I am extremely pleased with our team’s performance. Our results continue to demonstrate the strength and diversity of our business in both the U.S. and international markets. We produced another outstanding quarter of profitability while generating same-store revenue increases in each area of our business, including same-store retail revenue growth of 7.5%. New and used vehicle margins were strong, and our service and parts operations gross margin added 60 basis points to 57.7%.”

Penske added, “In light of perceptions surrounding our international markets, I am particularly pleased with the performance of these businesses. During the first quarter, our international-based same-store retail revenue increased 5.9%.”

Securities Repurchase Activity

During the first quarter the Company acquired 350,000 shares of its common stock for an aggregate purchase price of $8.5 million, or an average price of $24.35 per share. The Company currently has remaining authorization from its Board of Directors to repurchase up to $98.3 million of its outstanding common stock, debt or convertible debt. Securities may be acquired from time to time either through open market purchases, negotiated transactions or other means.

Conference Call

Penske Automotive will host a conference call discussing financial results relating to the first quarter of 2012 on April 25, 2012, at 2:30 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (800) 230-1085 [International, please dial (612) 234-9960]. The call will also be simultaneously broadcast over the Internet through the Investors Relations section of the Penske Automotive Group website at www.penskeautomotive.com.

About Penske Automotive
Penske Automotive Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 335 retail automotive franchises, representing 40 different brands and 29 collision repair centers. Penske Automotive, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 168 franchises in 17 states and Puerto Rico and 167 franchises located outside the United States, primarily in the United Kingdom. Penske Automotive is a member of the Fortune 500 and Russell 2000 and has approximately 16,000 employees.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company’s disclosures. These non-GAAP financial measures are not substitutes for GAAP financial results, and should only be considered in conjunction with the Company’s financial information that is presented in accordance with GAAP.

Caution Concerning Forward Looking Statements
Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales potential and outlook. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others: economic conditions generally, conditions in the credit markets and changes in interest rates, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to natural disasters or other disruptions that interrupt the supply of vehicles or parts to us; changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties, which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2011, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

Find a vehicle: http://www.penskecars.com
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Inquiries should contact:

David K. Jones Executive Vice President and Chief Financial Officer Penske Automotive Group, Inc. 248-648-2800 dave.jones@penskeautomotive.com	Anthony R. Pordon Executive Vice President Investor Relations and Corporate Development Penske Automotive Group, Inc. 248-648-2540 tpordon@penskeautomotive.com

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Revenues:
New Vehicle	$1,578,319	$1,385,556
Used Vehicle	969,732	791,734
Finance and Insurance, Net	79,894	66,463
Service and Parts	369,727	341,542
Fleet and Wholesale Vehicle	244,616	165,741

Total Revenues	3,242,288	2,751,036

Cost of Sales:
New Vehicle	1,446,281	1,275,804
Used Vehicle	891,327	726,619
Service and Parts	156,525	146,649
Fleet and Wholesale Vehicle	241,562	162,719

Total Cost of Sales	2,735,695	2,311,791
Gross Profit	506,593	439,245
SG&A Expenses	398,637	355,391
Depreciation	13,349	11,798

Operating Income	94,607	72,056
Floor Plan Interest Expense	(9,725)	(6,925)
Other Interest Expense	(12,210)	(11,285)
Debt Discount Amortization	—	(1,718)
Equity in Earnings of Affiliates	4,410	22
Income from Continuing Operations Before Income Taxes	77,082	52,150
Income Taxes	(26,902)	(15,670)

Income from Continuing Operations	50,180	36,480
Loss from Discontinued Operations, Net of Tax	(3,174)	(2,483)

Net Income	47,006	33,997
Income Attributable to Non-Controlling Interests	(188)	(70)

Net Income Attributable to Common Shareholders	46,818	$33,927

Income from Continuing Operations Per Share	$0.55	$0.39

Income Per Share	$0.52	$0.37

Weighted Average Shares Outstanding	90,338	92,554

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$50,180	$36,480
Income Attributable to Non-Controlling Interests	(188)	(70)

Income from Continuing Operations, net of tax	49,992	36,410
Loss from Discontinued Operations, net of tax	(3,174)	(2,483)

Net Income	46,818	$33,927

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	March 31,	December 31,
	2012	2011
Assets
	$
Cash and Cash Equivalents	31,768	$28,490
Accounts Receivable, Net	492,653	440,273
Inventories	1,770,235	1,581,586
Other Current Assets	91,869	80,269
Assets Held for Sale	29,075	67,777

Total Current Assets	2,415,600	2,198,395
Property and Equipment, Net	915,081	857,587
Intangibles	1,201,566	1,134,179
Other Long-Term Assets	302,518	312,138

Total Assets	$4,834,765	$4,502,299

Liabilities and Equity
Floor Plan Notes Payable	$1,114,070	$977,547
Floor Plan Notes Payable – Non-Trade	701,242	700,572
Accounts Payable	297,705	220,708
Accrued Expenses	258,455	201,579
Current Portion Long-Term Debt	13,264	3,414
Liabilities Held for Sale	29,928	45,852

Total Current Liabilities	2,414,664	2,149,672
Long-Term Debt	848,630	846,777
Other Long-Term Liabilities	389,274	365,437

Total Liabilities	3,652,568	3,361,886
Equity	1,182,197	1,140,413

Total Liabilities and Equity	$4,834,765	$4,502,299

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data
(Unaudited)

	Three Months Ended
	March 31,		%
	2012	2011	Change
Total Retail Units:
New Retail	43,099	38,668	11.5%
Used Retail	38,373	30,299	26.6%

Total Retail	81,472	68,967	18.1%

Fleet	3,476	1,480	134.9%
Wholesale	17,944	14,492	23.8%

Total	102,892	84,939	21.1%

Same-Store Retail Units:
New Same-Store Retail	39,437	38,368	2.8%
Used Same-Store Retail	35,556	30,117	18.1%

Total Same-Store Retail	74,993	68,485	9.5%

Same-Store Retail Revenue: (Amounts in thousands)
New Vehicles	$1,447,577	$1,376,770	5.1%
Used Vehicles	897,709	787,310	14.0%
Finance and Insurance, Net	75,434	66,027	14.2%
Service and Parts	342,000	339,466	0.7%

Total Same-Store Retail	$2,762,720	$2,569,573	7.5%

Revenue Mix:
New Vehicles	48.7%	50.4%
Used Vehicles	29.9%	28.8%
Finance and Insurance, Net	2.5%	2.4%
Service and Parts	11.4%	12.4%
Fleet and Wholesale	7.5%	6.0%
Average Revenue per Vehicle Retailed:
New Vehicles	$36,621	$35,832	2.2%
Used Vehicles	25,271	26,131	(3.3%)
Gross Profit per Vehicle Retailed:
New Vehicles	$3,064	$2,838	7.9%
Used Vehicles	2,043	2,149	(4.9%)
Finance and Insurance	981	964	1.8%
Operating items as a percentage of revenue:
New Vehicle Gross Profit	8.4%	7.9%
Used Vehicle Gross Profit	8.1%	8.2%
Service and Parts Gross Profit	57.7%	57.1%
Total Gross Profit	15.6%	16.0%
Selling, General and Admin. Expenses	12.3%	12.9%
Operating Income	2.9%	2.6%
Inc. From Cont. Ops. Before Inc. Taxes	2.4%	1.9%
Operating items as a percentage of total gross profit:
Selling, General and Administrative Expenses	78.7%	80.9%
Operating Income	18.7%	16.4%

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Brand Revenue Mix:
Premium:
BMW	24%	23%
Audi	13%	12%
Mercedes-Benz	10%	9%
Lexus	4%	5%
Land Rover	5%	5%
Porsche	4%	4%
Ferrari / Maserati	3%	3%
Acura	1%	2%
Other	4%	4%

Total Premium	68%	67%
Foreign:
Toyota	11%	11%
Honda	11%	12%
Nissan	1%	2%
Volkswagen	2%	2%
Other	3%	2%

Total Foreign	28%	29%
Domestic Big 3
General Motors / Chrysler / Ford	4%	4%
Revenue Mix:
U.S.	61%	62%
International	39%	38%
Other (Amounts in Thousands):
EBITDA *	$102,641	$76,951
Rent Expense	44,129	42,174
Floorplan Credits	4,888	5,202

* See the following Non-GAAP reconciliation tables

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)
(Unaudited)

Reconciliation of 2012 and 2011 net income to EBITDA:

	Three Months Ended
	March 31,
(Amounts in Thousands)	2012	2011
Net Income	$47,006	$33,997
Depreciation	13,349	11,798
Other Interest Expense	12,210	11,285
Debt Discount Amortization	—	1,718
Income Taxes	26,902	15,670
Loss from Discontinued Operations, net	3,174	2,483

EBITDA	$102,641	$76,951

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